EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78987, 333-90444, 333-124202, 333-136453, 333-145150, 333-162834, 333-168493, 333-182878 and 333-207852) of CONMED Corporation of our report dated February 22, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Rochester, New York
February 22, 2016